Exhibit 3.2

AMENDED AND RESTATED
CODE OF REGULATIONS
OF
DIAMOND HILL INVESTMENT GROUP, INC.
(reflects all amendments through April 26, 2017)

ARTICLE ONE
MEETINGS OF SHAREHOLDERS

SECTION 1.01.    ANNUAL MEETINGS    . The annual meeting of the shareholders for the election of directors, for the consideration of any reports to be presented at such meeting, and for the transaction of such other business as may properly come before such meeting, shall be held on the first Monday in April of each year, if not a legal holiday, but if a legal holiday, then on the day following, or on such other date as may be fixed from time to time by the directors.
SECTION 1.02.    SPECIAL MEETINGS    . Special meetings of the shareholders may be called only by the chairman of the board, the chief executive officer, the president, or, in case of the president's absence, death, or disability, the vice president authorized to exercise the authority of the president; the secretary; the directors by action at a meeting, or a majority of the directors acting without a meeting; or the holders of at least twenty-five percent of all shares outstanding and entitled to vote at the meeting.
SECTION 1.03.    PLACE OF MEETINGS. All meetings of shareholders shall be held at the principal office of the corporation, unless otherwise provided by action of the directors. Meetings of shareholders may be held at any place within or without the State of Ohio. If authorized by the directors, meetings of shareholders may be held solely by means of communications equipment as permitted by law.
SECTION 1.04.    NOTICE OF MEETINGS.
(A)    Written notice stating the time, place, if any, and purposes of a meeting of the shareholders, and the means, if any, by which shareholders can be present and vote at the meeting through the use of communications equipment, shall be given either by personal delivery or by mail, overnight delivery service, or any other means of communication authorized by the shareholder to whom the notice is given not less than seven nor more than sixty days before the date of the meeting, (1) to every shareholder of record entitled to notice of the meeting, (2) by or at the direction of the president or the secretary. If mailed or sent by overnight delivery service, such notice shall be sent to the shareholder's address as it appears on the records of the corporation. If sent by another means of communication authorized by the shareholder, the notice shall be sent to the address furnished by the shareholder for those transmissions. Notice of adjournment of a meeting need not be given if the time, place, if any, to which it is adjourned and the means, if any, by which shareholders can be present and vote at the meeting through the use of communications equipment, are fixed and announced at the meeting. In the event of a transfer of shares after the record date for determining the shareholders who are entitled to receive notice of a meeting of shareholders, it shall not be necessary to give notice to the transferee. Nothing in this Section 1.04 prevents the setting of a record date in the manner provided by law, the Articles or these Regulations for the determination of shareholders who are entitled to receive notice of or to vote at any meeting of shareholders or for any purpose required or permitted by law.

(B)    Following receipt by the president or the secretary of a request in writing, specifying the purpose or purposes for which the persons properly making such request have called a special meeting of the shareholders, delivered either in person or by registered mail to such officer by any persons entitled to call a special meeting of shareholders, such officer shall cause to be given to the shareholders entitled thereto notice of a meeting to be held on a date not less than seven nor more than sixty days after the receipt of such request, as such officer may fix. If such notice is not given within sixty days after the receipt of such request by the president or the secretary, then, and only then, may the persons properly calling the meeting fix the time of meeting and give notice thereof in accordance with the provisions of these Regulations.
(C)    Any authorization by a shareholder to send notices given pursuant to this Section 1.04 by any means other than in person or by mail or overnight delivery service is revocable by written notice to the corporation either by personal delivery or by mail, overnight delivery service, or any other means of communication authorized by the corporation. If sent by another means of communication authorized by the corporation, the notice shall be sent to the address, if any, furnished by the corporation for those transmissions. Any authorization given by a shareholder pursuant to this Section 1.04 to send notices by any means other than in person or by mail or overnight delivery service will be deemed to have been revoked by the shareholder if (1) the corporation has attempted to make delivery of two consecutive notices in accordance with that authorization, and (2) the secretary or an assistant secretary of the corporation, or other person responsible for giving notice, has received notice that, or otherwise believes that, delivery has not occurred. Notwithstanding the foregoing, an inadvertent failure to treat the inability to deliver notice as a revocation will not invalidate any meeting of shareholders or other action.
SECTION 1.05.    WAIVER OF NOTICE    . Notice of the time, place, if any, and purpose or purposes of any meeting of shareholders may be waived in writing, either before or after the holding of such meeting, by any shareholder, which writing shall be filed with or entered upon the records of such meeting. The attendance of any shareholder, in person, by proxy or by the use of communications equipment, at any such meeting without protesting the lack of proper notice, prior to or at the commencement of the meeting, shall be deemed to be a waiver by such shareholder of notice of such meeting. A telegram, cablegram, electronic mail, or any electronic or other transmission capable of authentication that appears to have been sent by a shareholder and that contains a waiver by such shareholder is a writing for the purposes of this Section 1.05.
SECTION 1.06.    QUORUM    . At any meeting of shareholders, the holders of a majority of the voting shares of the corporation then outstanding and entitled to vote thereat, present in person, by proxy or by the use of communications equipment, shall constitute a quorum for such meeting. The holders of a majority of the voting shares represented at a meeting, whether or not a quorum is present, or the chairman of the board, the president, or the officer of the corporation acting as chairman of the meeting, may adjourn such meeting from time to time, and if a quorum is present at such adjourned meeting, any business may be transacted as if the meeting had been held as originally called.
SECTION 1.07.    VOTES REQUIRED    . In each election of directors, each nominee who receives a majority of the votes cast with respect to the nominee’s election shall be elected as a director; provided, however, that if the election is contested or cumulative voting is in effect pursuant to Section 1701.55 of the Ohio Revised Code and the Articles, then the nominees receiving the greatest number of votes “for” the nominee’s election (up to the number of directors to be elected) shall be elected. For purposes of this Section 1.07, “a majority of the votes cast” means that the number of shares voted “for” a nominee’s election must exceed the number of shares voted “against” the nominee’s election, with abstentions and broker non-votes being disregarded. An election shall be considered “contested” if the number of nominees exceeds the number of directors to be elected in such election. Unless otherwise required by law, the Articles or these

Regulations, any other matter submitted to the shareholders for their vote shall be decided by the vote of a majority of the shares of the corporation that are cast on the matter.
SECTION 1.08.    ORDER OF BUSINESS. The order of business at any meeting of shareholders shall be determined by the officer of the corporation acting as chairman of such meeting unless otherwise determined by a vote of the holders of a majority of the voting shares of the corporation then outstanding, present in person, by proxy or by the use of communications equipment, and entitled to vote at such meeting.
SECTION 1.09.    SHAREHOLDERS ENTITLED TO VOTE. Each shareholder of record on the books of the corporation on the record date for determining the shareholders who are entitled to vote at a meeting of shareholders shall be entitled at such meeting to one vote for each share of the corporation standing in the shareholder’s name on the books of the corporation on such record date. The directors may fix a record date for the determination of the shareholders who are entitled to receive notice of and to vote at a meeting of shareholders, which record date shall not be a date earlier than the date on which the record date is fixed and which record date may be a maximum of sixty days preceding the date of the meeting of shareholders.
SECTION 1.10.    CUMULATIVE VOTING. [INTENTIONALLY OMITTED].
SECTION 1.11.    PROXIES    . At any meeting of the shareholders, any shareholder of record entitled to vote at the meeting may be represented and may vote by a proxy or proxies appointed by an instrument in writing signed by such shareholder or appointed by a verifiable communication authorized by such shareholder, but such instrument shall be filed with the secretary of the meeting before the person holding such proxy shall be allowed to vote under the proxy. No proxy shall be valid after the expiration of eleven months after the date of its execution, unless the shareholder executing it shall have specified in the proxy the length of time it is to continue in force. Voting by proxy or proxies shall be governed by all of the provisions of Ohio law, including the provisions relating to the sufficiency of the writing, the duration of the validity of the proxy or proxies, and the power of substitution and revocation.
SECTION 1.12.    INSPECTORS OF ELECTION. In advance of any meeting of shareholders, the directors may appoint inspectors of election to act at such meeting or any adjournment of the meeting. If inspectors are not so appointed, the officer of the corporation acting as chairman of any such meeting may make such appointment. In case any person appointed as inspector fails to appear or act, the vacancy may be filled only by appointment made by the directors in advance of such meeting or, if not so filled, at the meeting by the officer of the corporation acting as chairman of such meeting. No other person or persons may appoint or require the appointment of inspectors of election. The duties and responsibilities of the inspector(s) shall be in accordance with Ohio law.
SECTION 1.13.    MATTERS FOR CONSIDERATION AT SHAREHOLDER MEETINGS.
(A)The proposal of business that may properly be considered by shareholders at an annual meeting must only be (i) pursuant to the corporation's notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, (ii) otherwise by or at the direction of the board of directors as permitted by law or (iii) by any shareholder of the corporation who was a shareholder of record at the time such shareholder gives notice of such proposal and who complies with the notice procedures set forth in this Section 1.13. For business to be properly brought by a shareholder before the annual meeting of shareholders, the shareholder must give timely notice thereof in writing to the secretary of the corporation, and such business must otherwise be a proper matter for shareholder action.
(B)Candidates for election as a director may be nominated either (i) by the board of directors or a committee appointed by the board of directors, including the nominating committee, or (ii) by any shareholder of the corporation who was a shareholder of record at the time such shareholder gives notice of such proposal and who complies with the notice procedures set forth in this Section 1.13.
(C)Only matters as are stated in the notice of a special meeting of shareholders shall be brought before such a meeting.
(D)For business or a nomination to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the secretary of the corporation. To be timely, a shareholder’s notice must be received by the secretary of the corporation not more than 120 days and not less than 90 days in advance of the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that the annual meeting is called to be held on a date that is not within 30 days before or after such anniversary date, notice by the shareholder must be so received not less than 75 days prior to the anniversary date of the most recent annual meeting of shareholders. Every such notice by a shareholder shall set forth:

(i)
the name and address, as they appear on the corporation's books, of the shareholder of the corporation who intends to make a nomination or bring up any other matter and, if applicable, the name and address of the beneficial owner on whose behalf the nomination or proposal is being made;

(ii)	the number of shares held of record and beneficially by such shareholder and, if applicable, such beneficial owner;

(iii)
with respect to notice of an intent to make a nomination, a description of all arrangements or understandings among the shareholder and such beneficial owner, if any, and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder;

(iv)
with respect to an intent to make a nomination, such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the rules and regulations of the Securities and Exchange Commission had each nominee been nominated by the board of directors of the corporation;

(v)
with respect to the notice of an intent to bring up any other matter, a description of the matter, and any material interest of the shareholder and the beneficial owner, if any, in the matter along with the complete text of any resolutions and any amendment to any corporation document intended to be presented at the meeting of shareholders;

(vi)	a representation that the shareholder intends to appear at the meeting in person or by proxy to submit the business or make the nomination specified in such notice;

(vii)	with respect to the notice of an intent to bring up any other matter, a description of any material interest of the shareholder and the beneficial owner, if any;

(viii)	the information required by Securities and Exchange Commission Rule 14a-8 (or its successor) if submitted in accordance with and permitted by such rule; and

(ix)
all other information relating to the proposed business which may be required to be disclosed under the Ohio Revised Code or included in a proxy statement filed pursuant to the rules and regulations of the Securities and Exchange Commission.

Notice of intent to make a nomination shall be accompanied by the written consent of each nominee to serve as director of the corporation if so elected.
(E)No business shall be conducted at any annual meeting except in accordance with the provisions of this section. The presiding officer of the annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with this section, in which case such business shall not be transacted. Notwithstanding the foregoing, if the shareholder does not appear in person or by proxy at the meeting to present the nominees or the matter, such proposed business shall not be transacted.
(F)Notwithstanding the foregoing provisions of this Section 1.13, a shareholder holder shall also comply with all applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission thereunder with respect to the matters set forth in this Section 1.13, including without limitation Rule 14a-8. Nothing in this Section 1.13 shall be deemed to affect any rights of shareholders to request inclusion of proposals in the corporation's proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 or any successor rule or regulation
(G)The presiding officer at the shareholder meeting shall determine all matters relating to the efficient conduct of the meeting, including, but not limited to, the items of business. The presiding officer shall, if the facts warrant, determine and declare that any putative business was not properly brought before the meeting in accordance with the procedures prescribed by this Section 1.13, in which case such business shall not be transacted.

ARTICLE TWO
DIRECTORS

SECTION 2.01.    AUTHORITY AND QUALIFICATIONS    . Except where the law, the Articles or these Regulations otherwise provide, all authority of the corporation shall be vested in and exercised by its directors. Directors need not be shareholders of the corporation.
SECTION 2.02.    NUMBER OF DIRECTORS AND TERM OF OFFICE.
(A)    Until changed in accordance with the provisions of these Regulations, the number of directors of the corporation shall be nine. Each director shall be elected to serve until the next annual meeting of shareholders and until the director’s successor is duly elected and qualified or until the director’s earlier resignation, removal from office, or death.
(B)    The number of directors may be fixed or changed at a meeting of the shareholders called for the purpose of electing directors at which a quorum is present, and only by the affirmative vote of the holders of not less than a majority of the voting shares that are represented at the meeting, in person or by proxy, and entitled to vote on such proposal.
(C)    The directors may fix or change the number of directors and may fill any director's office that is created by an increase in the number of directors; provided, however, that the directors may not increase the number of directors to more than fifteen nor reduce the number of directors to less than five.

(D)    No reduction in the number of directors shall of itself have the effect of shortening the term of any incumbent director.
SECTION 2.03.    ELECTION    . At each annual meeting of shareholders for the election of directors, the successors to the directors whose term shall expire in that year shall be elected; but, if the annual meeting is not held or if one or more of such directors are not elected at the annual meeting, they may be elected at a special meeting called for that purpose. The election of directors shall be by ballot whenever requested by the presiding officer of the meeting or by the holders of a majority of the voting shares outstanding, entitled to vote at such meeting and present in person or by proxy, but unless such request is made, the election shall be by voice vote.
SECTION 2.04.    REMOVAL    . A director or directors may be removed from office as permitted by the Ohio Revised Code. In case of any such removal, a new director may be elected at the same meeting for the unexpired term of each director removed. Failure to elect a director to fill the unexpired term of any director removed shall be deemed to create a vacancy on the board.
SECTION 2.05.    VACANCIES    . The remaining directors, though less than a majority of the whole authorized number of directors, may, by the vote of a majority of their number, fill any vacancy in the board for the unexpired term. A vacancy in the board exists within the meaning of this Section 2.05 in case the shareholders increase the authorized number of directors but fail at the meeting at which such increase is authorized, or an adjournment of such meeting, to elect the additional directors provided for, or in case the shareholders fail at any time to elect the whole authorized number of directors.
SECTION 2.06.    MEETINGS    . A meeting of the directors shall be held immediately following the adjournment of each annual meeting of shareholders at which directors are elected, and notice of such meeting need not be given. The directors shall hold such other meetings as may from time to time be called by the chairman of the board, the chief executive officer, the president, or any two directors. All meetings of directors shall be held at the principal office of the corporation or at such other place within or without the State of Ohio, as the directors may from time to time determine by a resolution. Meetings of the directors may be held through any communications equipment if all persons participating can hear each other, and participation in a meeting pursuant to this provision shall constitute presence at such meeting.
SECTION 2.07.    NOTICE OF MEETINGS. Notice of the time and place of each meeting of directors for which such notice is required by law, the Articles, these Regulations or the By-Laws shall be given to each of the directors by at least one of the following methods:
(A)in a writing delivered electronically not later than the day before the date on which the meeting is to be held, to any electronic mail address furnished by the director to the corporation for communications by the corporation;
(B)in a writing sent by overnight delivery service not less than two days before the date on which the meeting is to be held to the residence or usual place of business of the director as such address appears on the records of the corporation;
(C)by telegram, cablegram or other method of communication authorized by the director to the address furnished by the director to the corporation for such communications delivered not later than the day before the date on which the meeting is to be held; or
(D)personally or by telephone not later than the day before the date on which such meeting is to be held.

Notice given to a director by any one of the methods specified in these Regulations shall be sufficient, and the method of giving notice to all directors need not be uniform. Notice of any meeting of directors may be given only by the chairman of the board, the chief executive officer, the president or the secretary of the corporation. Any such notice need not specify the purpose or purposes of the meeting. Notice of adjournment of a meeting of directors need not be given if the time and place to which it is adjourned are fixed and announced at such meeting.
SECTION 2.08.    WAIVER OF NOTICE    . Notice of any meeting of directors may be waived in writing, either before or after the holding of such meeting, by any director, which writing shall be filed with or entered upon the records of the meeting. The attendance of any director in person or through the use of communications equipment at any meeting of directors without protesting, prior to or at the commencement of the meeting, the lack of proper notice, shall be deemed to be a waiver by the director of notice of such meeting. An electronic or other transmission capable of authentication that appears to have been sent by a director and that contains a waiver by such director is a writing for purposes of this Section 2.08.
SECTION 2.09.    QUORUM    . A majority of the whole authorized number of directors shall be necessary to constitute a quorum for a meeting of directors, except that a majority of the directors in office shall constitute a quorum for filling a vacancy in the board. The act of a majority of the directors present at a meeting at which a quorum is present is the act of the board, except as otherwise provided by law, the Articles or these Regulations.
SECTION 2.10.    EXECUTIVE COMMITTEE. The directors may create an executive committee or any other committee of directors, to consist of not less than three directors, and may authorize the delegation to such executive committee or other committees of any of the authority of the directors, however conferred, other than that of filling vacancies among the directors or in the executive committee or in any other committee of the directors, and other than that of adopting, amending or repealing these Regulations.
Such executive committee or any other committee of directors shall serve at the pleasure of the directors, shall act only in the intervals between meetings of the directors, and shall be subject to the control and direction of the directors. Such executive committee or other committee of directors may act by a majority of its members at a meeting or by a writing or writings signed by all of its members. Electronic mail or other transmission capable of authentication that appears to have been sent by a director is a writing for purposes of this Section 2.10.
Any act or authorization of any act by the executive committee or any other committee within the authority delegated to it shall be as effective for all purposes as the act or authorization of the directors. No notice of a meeting of the executive committee or of any other committee of directors shall be required. A meeting of the executive committee or of any other committee of directors may be called only by the chief executive officer, the president or a member of such executive or other committee of directors. Meetings of the executive committee or of any other committee of directors may be held through any communications equipment if all persons participating can hear each other, and participation in such a meeting shall constitute presence thereat.
SECTION 2.11.    COMPENSATION    . Directors shall be entitled to receive as compensation for services rendered and expenses incurred as directors, such amounts as the directors may determine. Members of any committees created under these Regulations or by the directors may be allowed such compensation as the directors may determine.

SECTION 2.12.    BY-LAWS    . The directors may adopt, and amend from time to time, By-Laws for their own government, which By-Laws shall not be inconsistent with the law, the Articles or these Regulations.
ARTICLE THREE
OFFICERS

SECTION 3.01.    OFFICERS    . The officers of the corporation, to be elected by the directors, shall be a chief executive officer, a president, a secretary, a treasurer, and, if desired, one or more vice presidents and such other officers and assistant officers as the directors may from time to time elect. The directors may also elect a chairman of the board, who must be a director. Officers need not be shareholders of the corporation. Officers may be paid such compensation as the board of directors may determine. Any two or more offices may be held by the same person, but no officer shall execute, acknowledge, or verify any instrument in more than one capacity if such instrument is required by law, the Articles, these Regulations or the By-Laws to be executed, acknowledged, or verified by two or more officers.
SECTION 3.02.    TENURE OF OFFICE    . The officers of the corporation shall hold office at the pleasure of the directors. Any officer of the corporation may be removed, either with or without cause, at any time, by the affirmative vote of a majority of all the directors then in office; such removal, however, shall be without prejudice to the contract rights, if any, of the person so removed.
SECTION 3.03.    DUTIES OF THE CHAIRMAN OF THE BOARD. The chairman of the board, if any, shall preside at all meetings of the directors and shareholders and shall have such other powers and duties as the directors shall from time to time assign to the chairman of the board.
SECTION 3.04.    DUTIES OF THE CHIEF EXECUTIVE OFFICER. The chief executive officer of the corporation shall exercise supervision over the business of the corporation and over its officers and employees and shall have, among such additional powers and duties as the directors may from time to time assign to the chief executive officer, the power and authority to sign all certificates evidencing shares of the corporation and all deeds, mortgages, bonds, contracts, notes and other instruments requiring the signature of the chief executive officer of the corporation.
SECTION 3.05.    DUTIES OF THE PRESIDENT. The president shall exercise supervision over the business of the corporation and over its officers and employees and shall have, among such additional powers and duties as the directors and, if there be one, the chief executive officer, may from time to time assign to the president, the power and authority to sign all certificates evidencing shares of the corporation and all deeds, mortgages, bonds, contracts, notes and other instruments requiring the signature of the president of the corporation.
SECTION 3.06.    DUTIES OF THE VICE PRESIDENTS. In the absence of the chief executive officer or the president, or in the event of either officer’s inability or refusal to act, the vice president, if any (or in the event there be more than one vice president, the vice presidents in the order designated, or in the absence of any designation, then in the order of their election), shall perform the duties of the chief executive officer, or the president, and when so acting, shall have all the powers of and be subject to all restrictions upon the chief executive officer or the president. The vice presidents shall perform such other duties and have such other powers as the directors may from time to time prescribe.
SECTION 3.07.    DUTIES OF THE SECRETARY. It shall be the duty of the secretary, or of an assistant secretary, if any, in case of the absence or inability to act of the secretary, to keep minutes of all the proceedings of the shareholders and the directors and to make a proper record of the same; to perform such other duties as may be required by law, the Articles or these Regulations; to perform such other and further duties as may from time to time be assigned to the secretary by the directors, the chief executive officer, or the president; and to deliver all books, paper and property of the corporation in the secretary’s possession to the secretary’s successor, the chief executive officer, or the president.
SECTION 3.08.    DUTIES OF THE TREASURER. The treasurer, or an assistant treasurer, if any, in case of the absence or inability to act of the treasurer, shall receive and safely keep in charge all money, bills, notes, choses in action, securities and similar property belonging to the corporation, and shall do with or disburse the same as directed by the chief executive officer, the president, or the directors; shall keep an accurate account of the finances and business of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, stated capital and shares, together with such other accounts as may be required and hold the same open for inspection and examination by the directors; shall give bond in such sum with such security as the directors may require for the faithful performance of the treasurer’s duties; shall, upon the expiration of the treasurer’s term of office, deliver all money and other property of the corporation in the treasurer’s possession or custody to the treasurer’s successor, the chief executive officer, or the president; and shall perform such other duties as from time to time may be assigned to the treasurer by the directors.
ARTICLE FOUR
SHARES

SECTION 4.01.    CERTIFICATES    . Certificates evidencing ownership of shares of the corporation shall be issued to those entitled to them. Each certificate evidencing shares of the corporation shall bear a distinguishing number; the signatures of the chairman of the board, the chief executive officer, the president, or a vice president, and of the secretary, an assistant secretary, the treasurer, or an assistant treasurer (except that when any such certificate is countersigned by an incorporated transfer agent or registrar, such signatures may be facsimile, engraved, stamped or printed); and such recitals as may be required by law. Certificates evidencing shares of the corporation shall be of such tenor and design as the directors may from time to time adopt and may bear such recitals as are permitted by law.
SECTION 4.02.    TRANSFERS    . Where a certificate evidencing a share or shares of the corporation is presented to the corporation or its proper agents with a request to register transfer, the transfer shall be registered as requested if:
(A)    an appropriate person signs on each certificate so presented or signs on a separate document an assignment or transfer of shares evidenced by each such certificate, or signs a power to assign or transfer such shares, or when the signature of an appropriate person is written without more on the back of each such certificate; and
(B)    reasonable assurance is given that the endorsement of each appropriate person is genuine and effective; the corporation or its agents may refuse to register a transfer of shares unless the signature is accompanied by such assurances as the corporation or its agents may require as to the genuineness and effectiveness of each necessary endorsement; and
(C)    all applicable laws relating to the collection of transfer or other taxes have been complied with; and
(D)    the corporation or its agents are not otherwise required or permitted to refuse to register such transfer.

SECTION 4.03.    TRANSFER AGENTS AND REGISTRARS. The directors may appoint one or more agents to transfer or to register shares of the corporation, or both.
SECTION 4.04.    LOST, WRONGFULLY TAKEN OR DESTROYED CERTIFICATES. Except as otherwise provided by law, where the owner of a certificate evidencing shares of the corporation claims that such certificate has been lost, destroyed or wrongfully taken, the directors must cause the corporation to issue a new certificate in place of the original certificate if the owner:
(A)    so requests before the corporation has notice that such original certificate has been acquired by a bona fide purchaser; and
(B)    files with the corporation, unless waived by the directors, an indemnity bond, with surety or sureties satisfactory to the corporation, in such sums as the directors may, in their discretion, deem reasonably sufficient as indemnity against any loss or liability that the corporation may incur by reason of the issuance of each such new certificate; and
(C)    satisfies any other reasonable requirements which may be imposed by the directors, in their discretion.
SECTION 4.05.    UNCERTIFICATED SHARES. Anything contained in this Article Four to the contrary notwithstanding, the directors may provide by resolution that some or all of any or all classes and series of shares of the corporation shall be uncertificated shares, provided that such resolution shall not apply to (A) shares of the corporation represented by a certificate until such certificate is surrendered to the corporation in accordance with applicable provisions of Ohio law or (B) any certificated security of the corporation issued in exchange for an uncertificated security in accordance with applicable provisions of Ohio law. The rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing shares of the same class and series shall be identical, except as otherwise expressly provided by law.
ARTICLE FIVE
INDEMNIFICATION AND INSURANCE

SECTION 5.01.    INDEMNIFICATION    . The corporation shall indemnify any officer or director of the corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action threatened or instituted by or in the right of the corporation), by reason of the fact that the person is or was a director, officer, employee, agent or volunteer of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, agent or volunteer of another corporation (domestic or foreign, nonprofit or for profit), limited liability company, partnership, joint venture, trust or other enterprise, against expenses (including, without limitation, attorneys' fees, filing fees, court reporters' fees and transcript costs), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the act or omission giving rise to any claim for indemnification under this Section 5.01 was not occasioned by the person’s intent to cause injury to the corporation or by the person’s reckless disregard for the best interests of the corporation, and in respect of any criminal action or proceeding, the person had no reasonable cause to believe the person’s conduct was unlawful. It shall be presumed that no act or omission of a person claiming indemnification under this Section 5.01 that gives rise to such claim was occasioned by an intent to cause injury to the corporation or by a reckless disregard for the best interests of the corporation and, in respect of any criminal matter, that the person had no reasonable cause to believe the person's conduct was unlawful; the presumption recited in this Section 5.01 can be rebutted only by clear and convincing evidence, and the termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, rebut such presumption.
SECTION 5.02.    COURT-APPROVED INDEMNIFICATION. Anything contained in these Regulations or elsewhere to the contrary notwithstanding:
(A)the corporation shall not indemnify any officer or director of the corporation who was a party to any completed action or suit instituted by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee, agent or volunteer of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, agent or volunteer of another corporation (domestic or foreign, nonprofit or for profit), limited liability company, partnership, joint venture, trust or other enterprise, in respect of any claim, issue or matter asserted in such action or suit as to which such person shall have been adjudged to be liable for an act or omission occasioned by such person’s deliberate intent to cause injury to the corporation or by such person’s reckless disregard for the best interests of the corporation, unless and only to the extent that the Court of Common Pleas of Franklin County, Ohio or the court in which such action or suit was brought shall determine upon application that, despite such adjudication of liability, and in view of all the circumstances of the case, such person is fairly and reasonably entitled to such indemnity as such Court of Common Pleas or such other court shall deem proper; and
(B)the corporation shall promptly make any such unpaid indemnification as is determined by a court to be proper as contemplated by this Section 5.02.

SECTION 5.03.    INDEMNIFICATION FOR EXPENSES. Anything contained in these Regulations or elsewhere to the contrary notwithstanding, to the extent that an officer or director of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 5.01, or in defense of any claim, issue or matter in such action, suit or proceeding, such officer or director shall be promptly indemnified by the corporation against expenses (including, without limitation, attorneys' fees, filing fees, court reporters' fees and transcript costs) actually and reasonably incurred by such officer or director in connection with such action, suit, or proceeding.
SECTION 5.04.    DETERMINATION REQUIRED. Any indemnification required under Section 5.01 and not precluded under Section 5.02, unless ordered by a court, shall be made by the corporation only upon a determination that such indemnification is proper in the circumstances because the officer or director has met the applicable standard of conduct set forth in Section 5.01. Such determination may be made only (A) by a majority vote of a quorum consisting of directors of the corporation who were not and are not parties to, or threatened with, any such action, suit or proceeding, or (B) if such a quorum is not obtainable or if a majority of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation, or any person to be indemnified, within the past five years, or (C) by the shareholders, or (D) by the Court of Common Pleas of Franklin County, Ohio, or (if the corporation is a party thereto) the court in which such action, suit or proceeding was brought, if any; any such determination may be made by a court under division (D) of this Section 5.04 at any time, including, without limitation, any time before, during or after the time when any such determination may be requested of, be under consideration by or have been denied or disregarded by the disinterested directors under division (A) or by independent legal counsel under division (B) or by the shareholders under division (C) of this Section 5.04; and no failure for any reason to make any such determination, and no decision for any reason to deny any such determination, by the disinterested directors under division (A) or by independent legal counsel under division (B) or by the shareholders under division (C) of this Section 5.04 shall be evidence in rebuttal of the presumption recited in Section 5.01. Any determination made by the disinterested directors under division (A) or by independent legal counsel under division (B) of this Section 5.04 to make indemnification in respect of any claim, issue or matter asserted in an action or suit threatened or brought by or in the right of the corporation shall be promptly communicated to the person who threatened or brought such action or suit, and within ten days after receipt of such notification, such person shall have the right to petition the Court of Common Pleas of Franklin County, Ohio, or the court in which such action or suit was brought, if any, to review the reasonableness of such determination.
SECTION 5.05.    ADVANCES FOR EXPENSES. The provisions of Section 1701.13(E)(5)(a) of the Ohio Revised Code do not apply to the corporation. Expenses (including, without limitation, attorneys' fees, filing fees, court reporters' fees and transcript costs) incurred in defending any action, suit or proceeding referred to in Section 5.01 shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding to or on behalf of the officer or director promptly as such expenses are incurred by such officer or director, but only if such officer or director shall first agree, in writing, to repay all amounts so paid in respect of any claim, issue or other matter asserted in such action, suit or proceeding in defense of which such officer or director shall not have been successful on the merits or otherwise if it is proved by clear and convincing evidence in a court of competent jurisdiction that, in respect of any such claim, issue or other matter, the officer’s or director’s relevant action or failure to act was occasioned by the officer’s or director’s deliberate intent to cause injury to the corporation or reckless disregard for the best interests of the corporation, unless, and only to the extent that, the Court of Common Pleas of Franklin County, Ohio, or the court in which such action or suit was brought shall determine upon application that, despite such determination, and in view of all of the circumstances, such officer or director is fairly and reasonably entitled to all or part of such indemnification.
SECTION 5.06.     ARTICLE FIVE NOT EXCLUSIVE. The indemnification provided by this Article Five shall not be exclusive of, and shall be in addition to, any other rights to which any person seeking indemnification may be entitled under the Articles, these Regulations, any agreement, a vote of disinterested directors, or otherwise, both as to action in the person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be an officer or director of the corporation and shall inure to the benefit of the heirs, executors, and administrators of such a person.
SECTION 5.07.     INSURANCE    . The corporation may purchase and maintain insurance, or furnish similar protection, including but not limited to trust funds, letters of credit, or self-insurance, for or on behalf of any person who is or was a director, officer, employee, agent or volunteer of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, agent or volunteer of another corporation (domestic or foreign, nonprofit or for profit), limited liability company, partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in any such capacity, or arising out of the person’s status as such, whether or not the corporation would have the obligation or the power to indemnify the person against such liability under the provisions of this Article Five. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.
SECTION 5.08.     CERTAIN DEFINITIONS. For purposes of this Article Five, and as an example and not by way of limitation:
(A)a person claiming indemnification under this Article Five shall be deemed to have been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 5.01, or in defense of any claim, issue or other matter in such action, suit or proceeding, if such action, suit or proceeding shall be terminated as to the person, with or without prejudice, without the entry of a judgment or order against the person, without a conviction of the person, without the imposition of a fine upon such person and without the person’s payment or agreement to pay any amount in settlement of such claim, issue or other matter (whether or not any such termination is based upon a judicial or other determination of the lack of merit of the claims made against the person or otherwise results in a vindication of such person); and
(B)references to an "other enterprise" shall include employee tax benefit plans; references to a "fine" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries.

SECTION 5.09.     VENUE    . Any action, suit or proceeding to determine a claim for, or for repayment to the corporation of, indemnification under this Article Five may be maintained by the person claiming such indemnification, or by the corporation, in the Court of Common Pleas of Franklin County, Ohio. The corporation and (by claiming or accepting such indemnification) each such person consent to the exercise of jurisdiction over it or such person by the Court of Common Pleas of Franklin County, Ohio, in any such action, suit or proceeding.
ARTICLE SIX
MISCELLANEOUS

SECTION 6.01.     AMENDMENTS    . These Regulations may be amended, or new regulations may be adopted, at a meeting of shareholders held for such purpose, by the affirmative vote of the holders of shares entitling them to exercise not less than a majority of the voting power of the corporation on such proposal, or without a meeting by the written consent of the holders of shares entitling them to exercise not less than a majority of the voting power of the corporation on such proposal. Except as otherwise set forth in the Articles of Incorporation, these Regulations may be amended, or new regulations adopted, by the directors to the fullest extent permitted by Ohio law.
SECTION 6.02. ACTION BY SHAREHOLDERS OR DIRECTORS WITHOUT A MEETING. Anything contained in these Regulations to the contrary notwithstanding, except as provided in Section 6.01, any action which may be authorized or taken at a meeting of the shareholders or of the directors or of a committee of the directors, as the case may be, may be authorized or taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by, all the shareholders who would be entitled to notice of a meeting of the shareholders held for such purpose, or all the directors, or all the members of such committee of the directors, respectively, which writings shall be filed with or entered upon the records of the corporation.